Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Bankrate, Inc.:

We consent to the use of our reports dated March 15, 2006, with respect to the consolidated balance sheets of Bankrate, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus supplement.

Our report dated March 15, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states that Bankrate, Inc. acquired Wescoco LLC, d/b/a FastFind and Mortgage Market Information Services, Inc. and Interest.com on November 30, 2005 and December 1, 2005, respectively, and management excluded from its assessment of the effectiveness of Bankrate, Inc.’s internal control over financial reporting as of December 31, 2005, Wescoco LLC’s and Mortgage Market Information Services, Inc. and Interest.com’s internal control over financial reporting associated with total assets of $10,577,000 and $32,697,000 and total revenues of $166,000 and $1,271,000, respectively, included in the consolidated financial statements of Bankrate, Inc. and subsidiaries as of and for the year ended December 31, 2005. Our audit of internal control over financial reporting of Bankrate, Inc. also excluded an evaluation of the internal control over financial reporting of Wescoco LLC, d/b/a FastFind and Mortgage Market Information Services, Inc. and Interest.com.

/s/ KPMG LLP
Fort Lauderdale, Florida April 24, 2006 Certified Public Accountants